Exhibit 7.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

Daiwa Capital Markets Europe Limited

5 King William Street

London EC4N 7DA

United Kingdom

Attn: Manager, Transaction Management

Tel: +44 20 7597 8000

Email: legalnoticesTM@uk.daiwacm.com

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Attn: MTN Dealers

Tel: +44 20 7773 9090

Fax: +44 20 7516 7548

Email: mtndskldn@barclays.com

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London EC4A 4AU

United Kingdom

Attn: Syndicate Desk

Tel: +44 (0) 20 7774 1000

Email: gs-ldnigsynd@internal.email.gs.com

HSBC Bank plc

8 Canada Square

London

E14 5HQ

United Kingdom

Attn: Head of DCM Legal

Tel: +1-866-811-8049

Email: transaction.management@hsbcib.com